EXHIBIT 4.1

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

SEVENTY-FIRST SUPPLEMENTAL

INDENTURE

Relating to

Recording of the Indenture in Walton County, Georgia and

Confirming the Lien of the Indenture with respect to certain After-Acquired Property

Dated as of August 24, 2015

FIRST MORTGAGE OBLIGATIONS

NOTE TO THE CLERK OF SUPERIOR COURT AND TAX COMMISSIONER OF GEORGIA:  THIS INSTRUMENT ONLY ADDS ADDITIONAL SECURITY FOR ORIGINAL INDEBTEDNESS SECURED BY THE EXISTING INDENTURE.  THIS INSTRUMENT DOES NOT INCREASE THE PRINCIPAL BALANCE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE, NOR DOES IT EXTEND THE MATURITY DATE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE.  PURSUANT TO O.C.G.A. § 48-6-65(A), NO ADDITIONAL INTANGIBLE RECORDING TAX IS DUE UPON THE RECORDING OF THIS INSTRUMENT.  THIS INSTRUMENT SUPPLEMENTS AND MODIFIES THE EXISTING INDENTURE AS TO WHICH THE MAXIMUM INTANGIBLES RECORDING TAX HAS PREVIOUSLY BEEN PAID.

THIS SEVENTY-FIRST SUPPLEMENTAL INDENTURE, dated as of August 24, 2015, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta, as trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), a conformed copy of which is attached as Exhibit A to the counterpart of this Seventy-First Supplemental Indenture that will be recorded in Walton County, Georgia, and such Original Indenture is incorporated herein by reference, for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture as provided in Section 1 hereof);

WHEREAS, (i) the Company has heretofore executed and delivered to the Trustee seventy Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), (ii) the Original Indenture and the seventy Supplemental Indentures have been recorded as set forth on Schedule 1, (iii) conformed copies of the prior seventy Supplemental Indentures are attached hereto as Exhibit B to the counterpart of this Seventy-First Supplemental Indenture that will be recorded in Walton County, Georgia, and (iv) such Supplemental Indentures are incorporated herein by reference;

WHEREAS, the Company is acquiring, as of even date herewith, certain real property located in Walton County, Georgia, more particularly described on Exhibit C attached hereto (the “Walton County Property”);

WHEREAS, prior to the date hereof, the Company did not have a property interest in any real property located in Walton County, Georgia;

WHEREAS, the Company desires to execute and deliver this Seventy-First Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of subjecting, conveying and confirming to the Trustee the lien of the Indenture with respect to the Walton County Property and the property more particularly described on Exhibit D attached hereto;

WHEREAS, Section 13.5 of the Original Indenture requires the Company to cause all Supplemental Indentures and other instruments of further assurance to be promptly recorded, registered and filed, all in such manner and in such places, as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under the Indenture to all property comprising the Trust Estate, including the Walton County Property;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to better assure, convey and confirm unto the Trustee any property subjected to the lien of the Indenture; and

NOW, THEREFORE, THIS SEVENTY-FIRST SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture and including the Walton County Property and all property described on Exhibit D attached hereto, to secure performance of the covenants therein and herein contained, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, the Walton County Property and all property described on Exhibit D attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

2

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SEVENTY-FIRST SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

GENERAL PROVISIONS

Section 1.                                          Supplemental Indenture.

This Seventy-First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby

3

confirmed.  All capitalized terms used in this Seventy-First Supplemental Indenture but not defined herein shall have the same meanings ascribed to them in the Original Indenture, as such terms may have been or may be amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise.  All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture.

Section 2.                                          Recitals.

All recitals in this Seventy-First Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.                                          Successors and Assigns.

Whenever in this Seventy-First Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Seventy-First Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 4.                                          No Rights, Remedies, Etc.

Nothing in this Seventy-First Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Seventy-First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof.

Section 5.                                          Counterparts.

This Seventy-First Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 6.                                          Security Agreement; Mailing Address.

To the extent permitted by applicable law, this Seventy-First Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.

4

The mailing address of the Company, as debtor, is:

Oglethorpe Power Corporation

(An Electric Membership Corporation)

2100 East Exchange Place

Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention:  Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

[Signatures Begin on Next Page]

5

IN WITNESS WHEREOF, the parties hereto have caused this Seventy-First Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:		OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

		By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered		Attest:	/s/ Patricia N. Nash
by the Company in the presence of:			Patricia N. Nash
Secretary

/s/ Anne F. Appleby		[CORPORATE SEAL]
Witness

/s/ Sharon H. Wright
Notary Public

(Notarial Seal)

My commission expires:	October 14, 2015

[Signatures Continue on Next Page]

[Signatures Continued from Previous Page]

Trustee:		U.S. BANK NATIONAL ASSOCIATION, a national banking association

		By:	/s/ Jack Ellerin
Signed and delivered			Authorized Agent
by the Trustee in the
Presence of:

/s/ Felicia H. Powell
Witness

/s/ Mary Easton
Notary Public

(Notarial Seal)

My commission expires:	April 13, 2018

Exhibit A

A CONFORMED COPY OF THE ORIGINAL INDENTURE

Filed only in Walton County, Georgia

A-1

Exhibit B

COPIES OF THE PRIOR SEVENTY SUPPLEMENTAL INDENTURES

Filed only in Walton County, Georgia

B-1

Exhibit C

LEGAL DESCRIPTION OF WALTON COUNTY PROPERTY

All that tract or parcel of land lying and being in Land Lots 111 and 112, 3rd Land District, Walton County, Georgia, and being more particularly described as follows:

Beginning at a point located on the westerly right of way line of Monroe-Gratis Road (80-foot right of way), said point being the northeasterly corner of Lot 26 A of North East Monroe Farm Division, Phase 4, as shown on that certain plat of survey recorded in Plat Book 14, Page 127, Records of Walton County, Georgia; leaving said westerly right of way line of Monroe-Gratis Road, run thence South 84 degrees 36 minutes 38 seconds West a distance of 1,699.63 feet to a ½-inch iron pin found; run thence North 08 degrees 16 minutes 40 seconds West a distance of 1165.42 feet to a concrete marker set; run thence North 84 degrees 36 minutes 38 seconds East a distance of 886.15 feet to a concrete marker set; run thence South 08 degrees 16 minutes 40 seconds East a distance of 1090.32 feet to a concrete marker set; run thence North 84 degrees 36 minutes 38 seconds East a distance of 828.45 feet to a concrete marker set on the westerly right of way line of Monroe-Gratis Road; run thence along said westerly right of way line of Monroe-Gratis Road South 03 degrees 05 minutes 57 seconds West a distance of 75.83 feet to a point and The Point of Beginning; shown as containing 25.09 acres on that plat of survey entitled “Survey for Doyle I, LLC”, prepared by Donaldson, Garrett & Associates, Inc., dated August 28, 1998, last revised May 24, 1999, under the seal of Robert P. Cleghorn, Georgia Registered Land Surveyor No. 2425 and Project No. 4269-002-D1, said survey being incorporated herein and made a part hereof by reference.

Less and Except:

All that tract or parcel of land lying and being in Land Lots 111 and 112 of the 3rd Land District, Walton County, Georgia, and being more particularly described as follows:

To find the True Point of Beginning of the tract of land herein described, commence at a ½-inch pipe found on the western right-of-way line of Monroe-Gratis Road (80-foot right-of-way), said point being the northeasterly corner of Lot 26-A of Monroe Farm Division, Phase 4, as shown on that certain plat of survey recorded in Plat Book 14, Page 127, Walton County, Georgia Records; running thence South 84 degrees 36 minutes 38 seconds West, and leaving the western right-of-way line of Monroe-Gratis Road, a distance of 1,150.07 feet to a point; running thence North 08 degrees 16 minutes 40 seconds West a distance of 186.19 feet to a point, said point being the True Point of Beginning; from the True Point of Beginning thus established, running thence South 81 degrees 43 minutes 20 seconds West a distance of 25.00 feet to a point; running thence North 08 degrees 16 minutes 40 seconds West a distance of 540.00 feet to a point; running thence North 81 degrees 43 minutes 20 seconds East a distance of 246.00 feet to a point; running thence South 08 degrees 16 minutes 40 seconds East a distance of 540.00 feet to a point; running thence South 81 degrees 43 minutes 20 seconds West a distance of 221.00 feet to a point, said point being the True Point of Beginning; according to Survey for “Georgia Transmission,” dated November 11, 1999, prepared by Donaldson, Garrett & Associates, Inc., under the seal of Robert P. Cleghorn, Georgia Registered Land Surveyor No. 2425, and under Project No. 4269-002-D1;

C-1

said tract of land containing 3.05 acres according to said survey, which survey is incorporated herein and made a part hereof by reference.

C-2

Exhibit D

All property (other than Excepted Property and Excludable property) of the Company in the Counties of Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Murray, Talbot, Toombs, Warren, Washington and Whitfield, State of Georgia, whether now owned or hereafter acquired.

D-1

Schedule 1

RECORDING INFORMATION

FOR

                      COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Fifth Supplemental Indenture
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Forth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture
Forty-Seventh Supplemental Indenture
Forty-Eighth Supplemental Indenture
Forty-Ninth Supplemental Indenture
Fiftieth Supplemental Indenture
Fifty-First Supplemental Indenture
Fifty-Second Supplemental Indenture
Fifty-Third Supplemental Indenture
Fifty-Fourth Supplemental Indenture
Fifty-Fifth Supplemental Indenture
Fifty-Sixth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Fifty-Seventh Supplemental Indenture
Fifty-Eighth Supplemental Indenture
Fifty-Ninth Supplemental Indenture
Sixtieth Supplemental Indenture
Sixty-First Supplemental Indenture
Sixty-Second Supplemental Indenture
Sixty-Third Supplemental Indenture
Sixty-Fourth Supplemental Indenture
Sixty-Fifth Supplemental Indenture
Sixty-Sixth Supplemental Indenture
Sixty-Seventh Supplemental Indenture
Sixty-Eighth Supplemental Indenture
Sixty-Ninth Supplemental Indenture
Seventieth Supplemental Indenture